EXHIBIT 21
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                           MGIC INVESTMENT CORPORATION

               DIRECT AND INDIRECT SUBSIDIARIES AND JOINT VENTURES
                        OF MGIC INVESTMENT CORPORATION/1


      1.     MGIC Assurance Corporation

      2.     MGIC Credit Assurance Corporation

      3.     MGIC Insurance Services Corporation

      4.     MGIC Investor Services Corporation

      5.     MGIC Mortgage Insurance Corporation

      6.     MGIC Mortgage Marketing Corporation

      7.     MGIC Mortgage Reinsurance Corporation

      8.     MGIC Mortgage Securities Corporation

      9.     MGIC Reinsurance Corporation

     10.     MGIC Reinsurance Corporation of Wisconsin

     11.     MGIC Residential Reinsurance Corporation

     12.     MGIC Surety Corporation

     13.     Mortgage Guaranty Insurance Corporation

     14.     Wisconsin Mortgage Assurance Corporation

     15.     Credit-Based Asset Servicing and Securitization LLC/2

     16.     Sherman Financial Group LLC/2

     17.     Customers Forever LLC/3


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1    Except as otherwise  noted in Footnotes 2 and 3, all  companies  listed are
     100%  directly  or  indirectly   owned  by  the   registrant  and  all  are
     incorporated in Wisconsin.
2    Less than 50% owned and organized under Delaware law.
3    Less than 50% owned and organized under Wisconsin law.